EXHIBIT 10(h)

K2 1999 STOCK OPTION PLAN

1. PURPOSE. The purpose of this Plan is to provide a means whereby K2 Inc. (the “Company”) may, through the grant of options to purchase Common Stock of the Company, attract and retain persons of ability as key employees (including officers and directors who are also employees) and as nonemployee directors and motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary. When used in the Plan with reference to employment, the term “Company” shall include Subsidiaries of the Company. As used herein the term “Subsidiary” shall mean any legal entity, 50% or more of the voting equity of which is owned or controlled directly or indirectly by the Company.

2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to key employees and nonemployee directors of the Company to purchase shares of Common Stock ($1.00 par value) of the Company (“Common Stock”), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which options may be granted under the Plan shall be 1,400,000 shares, subject to adjustment as provided in Section 4(i). If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled, new options may thereafter be granted covering such shares. Anything contained herein to the contrary notwithstanding, the aggregate number of shares of Common Stock with respect to which options may be granted during any calendar year to any employee or nonemployee director shall be limited to 150,000 and 20,000, respectively.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board (the “Committee”) consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board.

Subject to the provisions of the Plan, the Board or the Committee shall have the power to:

(a) determine and designate from time to time those employees of the Company to whom options are to be granted and the number of shares to be optioned to each such employee;

(b) determine from time to time the number of options and basis of granting options to nonemployee directors;

(c) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”), and options which do not qualify as Incentive Stock Options, both of which are referred to herein as options;

(d) determine the number of shares subject to each option;

(e) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years from the date the option is granted;

(f) extend the term of an option (including extension by reason of an optionee’s death, permanent disability or retirement) but not beyond ten years from the date of the grant.

The Board or the Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, subject to the terms and provisions of the Plan. Without limiting the generality of the foregoing sentence, the Board or the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military leave or on an approved leave of absence from the Company as a period of employment of such optionee by the Company for purposes of accrual of his or her rights under his or her option; provided, however, that no option may be granted to an employee while he or she is on a leave of absence. Any interpretation, determination or other action made or taken by the Board or the Committee shall be final, binding and conclusive.

4. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Board or the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board or the Committee may deem appropriate:

(a) OPTION PERIOD. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period.

(b) OPTION PRICE. The option price per share shall be determined by the Board or the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted.

(c) EXERCISE OF OPTION. No part of any option may be exercised until the optionee shall have remained in the employ of the Company for such period after the date on which the option is granted as the Board or the Committee may specify in the option agreement, subject to any provision in the option agreement for the acceleration of exercisability in the event of a change-in-control of the Company.

(d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash (including the proceeds of a “cashless exercise” with the assistance of a broker), or (ii) by delivering Common Stock of the Company already owned by the optionee and having a total fair market value on the date of such delivery equal to the purchase price, (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price; or

(iv) by a reduction of such number of shares otherwise issuable pursuant to such option as has a total fair market value on the date of exercise equal to the purchase price. The Board or the Committee may authorize a loan to any optionee to enable the exercise of options and the payment of withholding taxes arising from such exercise.

(e) EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. (1) If an optionee’s employment by the Company shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee’s rights under the option pass by designation pursuant to Section 5, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (2) If an optionee’s employment shall terminate for any reason other than death, retirement or permanent disability, all right to exercise his or her option shall terminate at the date of such termination of employment or after the expiration of any period specified in the option agreement..

(f) EXERCISE IN THE EVENT A NONEMPLOYEE DIRECTOR CEASES TO BE A DIRECTOR. If a nonemployee director shall cease to be a director because of his or her death, retirement pursuant to any age limitation for the service of directors, or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her or by the person or persons to whom the optionee’s rights under the option pass by designation pursuant to Section 5, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to paragraph (a) of this Section 4 or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. If a nonemployee director shall cease to be a director for any reason other than death, retirement pursuant to any age limitation for the service of directors or permanent disability, all right to exercise his or her option shall terminate 90 days following the date such person ceases to be a director.

(g) TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him or her.

(h) INVESTMENT REPRESENTATION. Upon demand by the Board or the Committee, the optionee shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

(i) ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend,

recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereunder shall be appropriately adjusted consistent with such change in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

(j) OPTIONEES TO HAVE NO RIGHT AS A STOCKHOLDER. No optionee shall have any rights as a stockholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a certificate or certificates for such shares.

(k) PLAN AND OPTION NOT TO CONFER RIGHTS WITH RESPECT TO CONTINUANCE of EMPLOYMENT. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his or her employment at any time.

(l) TAX WITHHOLDING. The Board or the Committee may authorize options that permit tax withholding obligations arising upon exercise to be paid by having the Company withhold shares having a total fair market value on the date of such delivery equal to the amount required.

(m) LIMITATION ON VALUE OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

(n) PROHIBITION ON REPRICING. No option granted hereunder shall be amended to reduce the exercise price thereof, or surrendered in exchange for a replacement option having a lower price; provided that this provision shall not restrict or prohibit any antidilution adjustment or other action in accordance with paragraph (i) above.

5. DESIGNATION OF BENEFICIARIES. An optionee may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Board or the Committee shall be in doubt as to the entitlement of any such beneficiary to any option, it may determine to recognize only the legal representative of such optionee, in which case the Company, the Board, the Committee and the members thereof shall not be under any further liability to anyone.

6. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

7. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 4(i) no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which options may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with Section 4(b), (iii) modify Section 4(n) to permit the reprising of options, or (iv) permit the extension or granting of options which expire beyond the ten-year period provided for in Sections 3(e) and 4(a). Without the written consent of an optionee, no amendment or discontinuance of the Plan shall alter or impair any option previously granted to him or her under the Plan.

8. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the votes of the shares present and voting at a meeting at which the Plan is proposed for approval.

9. NAME. The Plan shall be known as the “K2 1999 Stock Option Plan.”

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